UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

NeuroBo Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Concord Avenue, Suite 210

Cambridge, Massachusetts 02138

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03       Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on June 28, 2023, NeuroBo Pharmaceuticals, Inc. (the “Company”) held the Company’s annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved a proposal to amend the Company’s Certificate of Incorporation to effect a reverse split of the Company’s outstanding Common Stock, par value $0.001 (“Common Stock”) at a ratio in the range of 1-for-5 to 1-for-8 to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 5 to 8 shares would be combined, converted and changed into 1 share of the Company’s Common Stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements.

On December 13, 2023, the Company’s Board of Directors approved a 1-for-8 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”). On December 19, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on December 20, 2023, and the Company’s Common Stock is expected to begin trading on a split-adjusted basis when the Nasdaq Stock Market (“Nasdaq”) opens on December 21, 2023.

When the Reverse Stock Split becomes effective, every 8 shares of the Company’s issued and outstanding Common Stock will automatically be combined, converted and changed into 1 share of the Company’s Common Stock, without any change in the number of authorized shares or the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of Common Stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fraction of a share of Common Stock that would be created as a result of the Reverse Stock Split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company’s Common Stock as reported on Nasdaq on the last trading day before the Reverse Stock Split becomes effective (on a split-adjusted basis).

The Company’s Common Stock will continue to trade on the Nasdaq Capital Market under the symbol “NRBO”. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 64132R404.

Equiniti Trust Company, LLC, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on or about May 26, 2023, the relevant portions of which are incorporated herein by reference. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On December 19, 2023, the Company issued a press release announcing that the Board has approved the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
3.1	Certificate of Amendment to Certificate of Incorporation of NeuroBo Pharmaceuticals, Inc.
99.1	Press release dated December 19, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: December 19, 2023	By:	/s/ Hyung Heon Kim
Hyung Heon Kim
President and Chief Executive Officer